Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-4 of The Mosaic Company and Cargill Fertilizer, LLC of our report dated June 10, 2004, except for Note 16, as to which the date is August 5, 2004, related to the financial statements of Saskferco Products Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP Registered Chartered Accountants Regina, Saskatchewan, Canada

September 23, 2004